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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports with respect to the financial statements and schedule of PRT Group Inc. dated October 27, 1997 and with respect to the financial statements of Computer Management Resources, Inc. dated August 28, 1997 included in Amendment No. 3 (Registration No. 333-36169) on Form S-1 and the related Prospectus of PRT Group Inc., for the registration of 4,600,000 shares of its common stock.


                                                    /s/ ERNST & YOUNG LLP


New York, New York
November 19, 1997